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                                                                    EXHIBIT 21.1

                               LANCER CORPORATION
                        LIST OF SIGNIFICANT SUBSIDIARIES


Lancer International Sales, Inc.
San Antonio, Texas

Glenn Pleass Holdings Pty. Ltd.
Beverly, South Australia, Australia

Industrias Lancermex, S.A. de C.V.
Piedras Negras, Coahuila, Mexico

Nueva Distribuidora Lancermex, S.A. de C.V.
Piedras Negras, Coahuila, Mexico

Servicios Lancermex, S.A. de C.V.
Piedras Negras, Coahuila, Mexico

Lancer Limited
Ruislip, Middlesex, United Kingdom